Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 (No. 333-190348) of our report dated December 28, 2012 relating to the consolidated financial statements, which appears in Corning Natural Gas Corporation's Annual Report on Form 10-K for the year ended September 30, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ EFP Rotenberg LLP

EFP Rotenberg, LLP

Rochester, New York

September 25, 2013